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Exhibit 23.1

Independent Auditor's Report and Consent

The Board of Directors
Equinox Holdings, Inc.
895 Broadway
New York, NY 10003

The audits referred to in our report dated October 28, 2003, included the related financial statement schedules as of December 31, 2002, and for the three years ended December 31, 2002, included in the S-4 registration statement dated February 5, 2004. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an option on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basis consolidation financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the S-4 registration statement dated February 5, 2004.

/s/ KPMG, LLP

KPMG LLP
New York, New York
February 5, 2004

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  Exhibit 23.1
Independent Auditor's Report and Consent